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                              EXHIBIT 23.1
Independent Auditors' Consent


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-
    ) of our report dated ______________, 1997 relating to the statement of financial statements of World Monitor Trust as of _____________, 1997 and our report dated ______, 1997 relating to the statement of financial condition of Prudential Securities Futures Management Inc. (a wholly owned subsidiary of Prudential Securities Incorporated) which appear in the Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


New York, New York
_______________, 1997